UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Landcadia Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3828008
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1510 West Loop South Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class	Name of each exchange on which
to be so registered	each class is to be registered
Units, each consisting of one share of Class A Common Stock and one Warrant	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

Warrants, each exercisable for one-half of one share of Class A Common Stock at an exercise price of $5.75 per one-half share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-210980

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock, par value $0.0001 per share, and warrants to purchase Class A common stock of Landcadia Holdings, Inc. (the “Registrant”). The description of the units, Class A common stock and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-210980), originally filed with the U.S. Securities and Exchange Commission on April 28, 2016, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.  Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-210980), filed with the U.S. Securities and Exchange Commission on April 28, 2016).

3.2	Form of Second Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333-210980), filed with the U.S. Securities and Exchange Commission on May 19, 2016).

3.3	By-Laws (Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-210980), filed with the U.S. Securities and Exchange Commission on April 28, 2016).

3.4	Form of Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-210980), filed with the U.S. Securities and Exchange Commission on April 28, 2016).

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-210980), filed with the U.S. Securities and Exchange Commission on April 28, 2016).

4.2	Specimen Class A Common Stock Certificate (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-210980), filed with the U.S. Securities and Exchange Commission on April 28, 2016).

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-210980), filed with the U.S. Securities and Exchange Commission on April 28, 2016).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-210980), filed with the U.S. Securities and Exchange Commission on April 28, 2016).

10.3	Form of Investment Management Trust Agreement Between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-210980), filed with the U.S. Securities and Exchange Commission on April 28, 2016).

10.4	Form of Registration Rights Agreement by and among the Registrant, Leucadia National Corporation, Fertitta Entertainment, Inc. and the Holders signatory thereto (Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-210980), filed with the U.S. Securities and Exchange Commission on April 28, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 24, 2016

LANDCADIA HOLDINGS, INC.

By:	/s/ Steven L. Scheinthal
Name: Steven L. Scheinthal
Title: Vice President, General Counsel and Secretary